                              SETTLEMENT AGREEMENT

     THIS SETTLEMENT  AGREEMENT (the "Agreement") is entered into by and between
Pavel Bains ("Mr. Bains") and RRUN Ventures Network,  Inc., a Nevada Corporation
("RRUN").

                                 RECITALS

A. Mr. Bains has provided services to RRUN pursuant to the following agreement(s): A Management Services Memorandum dated January 1, 2002; Mr.
   Bains performed such other duties as assigned from time to time by the
   President of RRUN.

B. Mr. Bains's outstanding invoices to RRUN for compensation for services rendered total USD $90,575.80.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Settlement. Mr. Bains agrees to accept from RRUN 1,214,286 shares of common stock of RRUN in settlement for USD $8,500.00 that is owed to Mr. Bains by
   RRUN in compensation for services rendered as set forth in the recitals above.

2. Remainder. The parties agree that as of the date of this agreement RRUN continues to owe Mr. Bains USD $82,075.80 for services rendered after the settlement referred to in Section 1 above.

3. Interpretation of Agreement. The parties agree that should any provision of this Agreement be found to be ambiguous in any way, such ambiguity shall not be resolved by construing such provisions or any part of or the entire
   Agreement in favour of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

4. Modification of Agreement. This Agreement may be amended or modified in any way and at any time by an instrument in writing, signed by each of the parties hereto, stating the manner in which it is amended or modified. Any such writing amending or modifying of this Agreement shall be attached to and kept with this Agreement.

5. Counterparts. This Agreement may be signed in one or more counterparts.

6. Facsimile Transmission Signatures. A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

7. Board Approval. The issuance and registration of common stock referred to hereunder is subject to approval by the Board of Directors of RRUN.

8. Registration Rights. Mr. Bains will receive the free trading Common Stock referred to hereunder as registered through an S-8 registration statement.

9. Final Settlement Agreement. The parties agree that this agreement replaces and supercedes any and all Settlement Agreements previously made between the parties whether oral or written regarding the amount settled in Section
   1 above.

DATED to be effective the 5th day of May, 2003.

/s/ Ray A. Hawkins                                /s/ Pavel Bains
-------------------------------------             ----------------------------------
    Ray A. Hawkins, President & CEO                   Mr. Bains
    RRUN Ventures Network, Inc.